UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|    Preliminary Proxy Statement
|_|    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
|X|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Under Rule 14a-12


West Marine, Inc.
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(Name of Registrant as Specified in Its Charter)


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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4) Proposed maximum aggregate value of transaction:


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    (5) Total fee paid:


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|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:


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    (2) Form, Schedule or Registration Statement No.:


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    (3)    Filing Party:


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    (4)    Date Filed:

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






                            [West Marine, Inc. Logo]




To the Stockholders of West Marine, Inc.

    You are cordially invited to attend the 2004 Annual Meeting of Stockholders of West Marine, Inc. to be held at our corporate headquarters, 500 Westridge Drive, Watsonville, California, on Wednesday, May 12, 2004, at 10:30 a.m., local time.

    The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement explain the matters to be voted on at the meeting. Please read the enclosed Notice and Proxy Statement so you will be informed about the business to come before the meeting. Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, I urge you to mark, date, sign and return the enclosed proxy card or take advantage of our telephone or Internet voting system as soon as possible, even if you plan to attend the Annual Meeting.

                                   Sincerely,

                                   /s/ John Edmondson

                                   John Edmondson
                                   Chief Executive Officer

Watsonville, California
April 8, 2004

                            [West Marine, Inc. Logo]

                               500 Westridge Drive
                       Watsonville, California 95076-4100
                                 (831) 728-2700


                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                To be Held on Wednesday, May 12, 2004, 10:30 a.m.


                             -----------------------





To the Stockholders of West Marine, Inc:

     Notice is hereby given that the 2004 Annual Meeting of Stockholders of West Marine, Inc. will be held at West Marine's corporate headquarters, 500 Westridge Drive, Watsonville, California, on Wednesday, May 12, 2004, at 10:30 a.m., local time, for the following purposes:

     (1) To elect nine directors; and

     (2) To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed March 23, 2004 as the record date for the Annual Meeting with respect to this proxy solicitation. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


                                  By Order of the Board of Directors

                                  /s/ Eric S. Nelson


                                  Eric S. Nelson
                                  Secretary and Chief Financial Officer


Watsonville, California
April 8, 2004






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  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK,
   DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID
     ENVELOPE OR USE OUR TELEPHONE OR INTERNET VOTING SYSTEM AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED BY A STOCKHOLDER IN THE MANNER SPECIFIED IN
                         THE ENCLOSED PROXY STATEMENT.
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

                            [West Marine, Inc. Logo]

                               500 Westridge Drive
                       Watsonville, California 95076-4100
                                 (831) 728-2700


                             ----------------------

                                 PROXY STATEMENT

                       2004 Annual Meeting of Stockholders


                            -----------------------



Solicitation and Revocability of Proxies

     The Board of Directors of West Marine, Inc. is furnishing this Proxy Statement to solicit proxies to be used at West Marine's Annual Meeting of Stockholders to be held on May 12, 2004, at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders, and at any adjournment of the meeting. This Proxy Statement and the enclosed form of proxy were first sent for delivery to West Marine's stockholders on or about April 8, 2004.

     Each valid proxy received in time will be voted at the Annual Meeting in accordance with the choice specified, if any. Valid proxies include all properly executed written proxy cards and all properly completed proxies voted by telephone or the Internet pursuant to this solicitation that were not later timely revoked. All proxies received that are executed but not voted will be voted as recommended by the Board of Directors.

     Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, in accordance with the following procedures, at any time prior to the voting of the proxy at the Annual Meeting or any adjournment thereof. A proxy may be revoked (i) by written notice delivered to the Secretary of West Marine stating that the proxy is revoked, (ii) by a later dated proxy signed by the same person who signed the earlier proxy and delivered to the Secretary of West Marine, (iii) by using the telephone or Internet voting procedures before 11:59 p.m., Eastern Time, on May 11, 2004, or (iv) by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Voting by Proxy

     If a stockholder is a corporation, partnership, or limited liability company, the accompanying proxy card must be signed in the full corporate, partnership or limited liability company name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer's full title must be given and a certificate or other evidence of appointment must be furnished. If shares are owned jointly, each joint owner must sign the proxy card.

     You can vote in one of four ways. You can vote by mail, you can authorize the voting of your shares over the Internet, you can authorize the voting of your shares by telephone or you can vote in person at the Annual Meeting.

     If you choose to vote by mail, you may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. If you choose to vote by mail, your vote must be received by 10:00 a.m., Pacific Time, on May 12, 2004.

     If you choose to vote by telephone or the Internet, instructions for a stockholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which appears in the shaded area at the top of the proxy card. These procedures, which comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m., Eastern Time, on May 11, 2004.

     If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

Voting Securities

     Only stockholders of record on the books of West Marine as of the close of business on March 23, 2004, which has been fixed as the record date in accordance with our bylaws, will be entitled to vote at the Annual Meeting.

     As of the close of business on March 23, 2004, there were outstanding 20,685,210 shares of common stock of West Marine, each share of which is entitled to one vote. The presence at the Annual Meeting in person or by proxy of holders of a majority of the issued and outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting or any adjournment thereof, unless notice of the adjournment provides otherwise in accordance with our bylaws. Of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote, the affirmative vote of the majority is required for the election of directors.

     Votes cast in person or by proxy at the Annual Meeting will be tabulated by the election inspector(s) appointed for the meeting, and the election inspector(s) will determine whether or not a quorum is present. For purposes of determining the presence of a quorum, the election inspector(s) will treat abstentions and broker non-votes as shares that are present and entitled to vote. A broker non-vote occurs when the nominee of a beneficial owner with the power to vote on at least one matter does not vote on another matter because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to such matter.

     With respect to the election of directors, a stockholder may vote "For" or "Withhold Authority". Votes indicating "Withhold Authority" will be counted as a vote against the nominee or slate of nominees. If any other proposal is properly brought to the Annual Meeting, shares that the stockholder does not vote "For" will be counted as a vote "Against" the proposal. Thus, an abstention would have the effect of a vote against the applicable proposal. Broker non-votes are not considered shares entitled to vote on the applicable proposal under Delaware law and are not included in determining whether such proposal is approved. Accordingly, if a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, it will have no effect on the outcome of a vote on the applicable proposal.


                              ELECTION OF DIRECTORS

     Nine directors are to be elected at the Annual Meeting to hold office until the 2005 Annual Meeting of Stockholders or until their respective successors shall have been elected and qualified. The persons named below are nominees for election, and each of the nominees, other than Diane Greene, is currently a director. The persons named as proxies intend (unless authority is withheld) to vote for the election of all the nominees as directors.

     The Board of Directors has no reason to believe that any nominee for director would be unable or unwilling to serve as a director. If at the time of the Annual Meeting, or any adjournment thereof, any of the nominees is unable or unwilling to serve as a director of West Marine, the persons named in the proxy intend to vote for such substitute nominees as may be nominated by the Governance and Compensation Committee and approved by the Board of Directors or as otherwise directed by the Board of Directors, unless directed by the proxy to do otherwise.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

     The following information regarding the nominees, their occupations, employment history and directorships in certain companies is as reported by the respective nominees.

Nominees for            Business Experience During Past Five Years and
Director                Other Information
------------------------------------------------------------------------------

Randolph K. Repass      Mr. Repass, 60, has served as Chairman of the Board of
                        West Marine since its founding in 1968. He also has served as Chief Executive Officer, from 1968 to April
                        1995 and from July 1998 to November 1998, and as President, from 1968 to 1990 and from August 1993 to March 1994. Mr. Repass also is a member of the board of New England Ropes, Inc. He has served as a Director and President of Sail America, the sailing industry association, and as a Director of the National Marine
                        Manufacturers Association. Mr. Repass' boating background includes sailboat racing, and cruising on sail and power boats.

John Edmondson          Mr. Edmondson, 59, has served as Chief Executive
                        Officer of West Marine since November 1998 and also served as President from November 1998 through August
                        2003. From 1992 to November 1998, Mr. Edmondson initially served as Corporate Chief Operating Officer, and then as President and Chief Executive Officer, of World Duty Free Americas, Inc., a duty free retailer.
                        Prior to joining World Duty Free Americas, Inc., Mr.
                        Edmondson was General Manager of Marriott's Host
                        Airport Merchandise and its Sports and Entertainment division. Mr. Edmondson began his career with Allied
                        Stores' Maas Bros./Jordan Marsh in 1965 and has held senior management positions with a number of retailers.
                        Mr. Edmondson is an active boater.

Richard E Everett       Mr. Everett, 51, has served as a director of West
                        Marine since 1994. Most recently, in August of 2003, he was promoted to President of West Marine while continuing as Chief Operating Officer, a position he has held since 1995. Mr. Everett currently oversees the Merchandising, Marketing, Replenishment, Real Estate and Visual Merchandising operations of West Marine.
                        From 2001 to 2002, Mr. Everett also served as President of Retail, which included the Stores and the Catalog
                        (which includes the Internet division). From 1998 to 2001, Mr. Everett served as President of Stores. From
                        1996 to 1998, he served as Executive Vice President and has held various other positions since joining
                        West Marine in 1981. Mr. Everett's boating background includes dinghy racing in boats from Lasers to 505's. He has competed in national Classboat competitions as well as the Etchell World Championships and has successfully completed three Trans-Pacific yacht races.

Geoffrey A. Eisenberg   Mr. Eisenberg, 51, has served as a director of West
                        Marine since 1977. Mr. Eisenberg has served as Chief
                        Executive Officer of Salz Leathers, Inc., a leather manufacturer, since December 2000. Mr. Eisenberg also served as Chief Executive Officer of Greenhorn Creek
                        Associates, a real estate and golf development company, from 1997-2000. Mr. Eisenberg has been designated as a part-time, on-call employee of West Marine since
                        January 2001, so that he is available to handle special projects if and as required by the Chief Executive
                        Officer, although Mr. Eisenberg has not been assigned any such projects. From January 1995 to December 2000,
                        Mr. Eisenberg served as a senior consultant to West
                        Marine. Mr. Eisenberg was Senior Vice President of
                        West Marine from 1988 to 1994 and was responsible for merchandising and marketing from 1991 to 1994. Mr.

                        Eisenberg currently is a Trustee of Gateway School, and is the Chief Financial Officer and a Director at Pasatiempo Golf Club, both located in Santa Cruz, California. Mr. Eisenberg has participated, both as skipper and crew, in numerous offshore sailing races and cruises.

David McComas           Mr. McComas, 61, has served as a director of
                        West Marine since 1996 and as a member of the Audit
                        Committee since 2001. Prior to his appointment to the Audit Committee, he also had served on West Marine's
                        Governance and Compensation Committee from 1997 through
                        2001. Mr. McComas has served as President and Chief
                        Executive Officer of Eye Care Centers of America, Inc.
                        since July 2001, and beginning in January 2004, also was elected its Chairman. Mr. McComas also has served as its President and Chief Operating Officer from July
                        1998 to July 2001. From June 1991 to July 1998, Mr.
                        McComas served as Western Region President and
                        Corporate Vice President and held several other senior management positions with Circuit City Stores, Inc.
                        Mr. McComas has been a boater since acquiring his first boat when he was twelve years old. He is an avid fisherman and has participated in various saltwater bill fishing tournaments over the years on both the east and west coasts. His current boat is a power sport fisher.

Peter Roy               Mr. Roy, 47, has served as a director of West Marine
                        and Governance and Compensation Committee chairman since 2001. Mr. Roy is an entrepreneur and business advisor to companies in the healthy lifestyle industry.
                        From 1993 to 1998, Mr. Roy served as President of Whole
                        Foods Market, Inc., a natural food products retailer, and for 10 years prior to that served as its President of the West Coast Region. Mr. Roy also is a director of Avalon Natural Products, Traditional Medicinal,
                        Inc., Pharmaca Integrative Pharmacy, and Naked Juice.
                        Mr. Roy is a strategic advisor to North Castle
                        Partners, a private equity fund, and also is Chairman of the National Outdoor Leadership School, a non-profit wilderness education school. He is a life-long boater having grown up on the marshes of southern Louisiana.
                        He currently lives on the Inter-coastal waterway in South Carolina with a boat always nearby.

Daniel J. Sweeney, Ph.D.Dr. Sweeney, 61, has served as a director of West
                        Marine since 2001. He is member of both the Governance and Compensation Committee and the Audit Committee. Dr. Sweeney is currently President of Flexible Panel Systems, Inc. and serves as an adjunct professor at the Daniels College of Business at the University of Denver. From June 1995 to June 2000, Dr. Sweeney served as Vice President, Global Consulting, for
                        IBM Global Services, a technology services company. Prior to joining IBM, Dr. Sweeney was Chairman of the Management Horizons Division of Price Waterhouse LLP (now PricewaterhouseCoopers), which provided research and consulting services to the retailing industry.
                        Dr. Sweeney also is an author and commentator on the retailing and consumer marketing industries and has served as an advisor to leading firms in the industry. Dr. Sweeney is a Trustee of the Vail Leadership Institute, a co-founder of The Center for Corporate Change, and a member of the Advisory Board of the Retail Management Institute at Santa Clara University. Dr. Sweeney is an avid outdoorsman pursuing a number of activities including fly fishing, mountain and road biking, outdoor photography, summer and winter hiking and both Nordic and alpine skiing from his home in the Colorado mountains.

William U. Westerfield  Mr. Westerfield, 72, has served as a director of West
                        Marine and Audit Committee chairman since 2000.
                        Mr. Westerfield also serves both as a director and audit committee chairman of Gymboree Corporation and on the board of TL Administration Corporation
                        (formerly named Twinlab Corporation, where he served both as a director and chairman of the audit committee). In 1992, Mr. Westerfield retired as an audit partner of Price Waterhouse LLP
                        (now PricewaterhouseCoopers) after having been with the firm for 36 years and serving as an audit partner for 27 years. He also serves as a consultant in auditing disputes. Mr. Westerfield lived and worked for many years in the Caribbean, including Puerto Rico and the Dominican Republic, during which time he participated in extensive sailboat racing and cruising. His sailing activities have taken him throughout the Caribbean, the eastern United States and Bermuda, and include a trans-Atlantic crossing. A long standing New York
                        Yacht Club member, Mr. Westerfield received the NYYC Cruising Award in 1988. Mr. Westerfield is a former commodore of Club Nautico de Puerto Rico, and was a racing participant and official of the Jersey Ocean Racing Club and the Atlantic Highlands Yacht
                        Club, and a member of the U.S. Power Squadron. He also serves on the board of the Friends of Bermuda
                        Maritime Museum.

Diane Greene            Ms. Greene, 48, is a new director nominee. She
                        currently serves as Executive Vice President of EMC
                        Corporation and as President of VM Ware, its subsidiary. In 1998, Ms. Greene co-founded VM Ware, a technology company which markets a new category of software, virtual infrastructure and virtual machine management products. She served as VM Ware's Chief
                        Executive Officer and President until its acquisition by EMC Corporation in January 2004. Ms. Greene was also founder and Chief Executive Officer of Vxtreme, a streaming video company purchased by Microsoft in 1997. Since 2003, Ms. Greene has served on the board of directors of the Dolphins of Monkey Mia Research
                        Foundation, Shark Bay, Western Australia. Ms. Greene grew up in Annapolis, Maryland as part of an active sailing family. She owned and raced at various times a Laser, International 14, 470, 505 and various sailboards. She also has crewed in numerous ocean races including the SORC and Bermuda races. She was the women's National Doublehanded Dinghy Champion in
                        1976 and was a three-time women's division winner of the San Francisco Classic, a long-distance windsurfing race. She is a member of the St. Francis Yacht Club in San Francisco, and holds a degree in Naval Architecture from M.I.T.



Board of Directors and Committees

     During fiscal year 2003, the Board of Directors held five regular meetings and one special meeting. The Board of Directors has an Audit Committee and a Governance and Compensation Committee. Each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of the Committees on which each director served during fiscal year 2003. The nominating functions are performed by the Governance and Compensation Committee.

     The Board has affirmatively determined that Messrs. McComas, Roy, Sweeney and Westerfield are independent directors, as defined by the new NASDAQ listing requirements. The Board also has affirmatively determined that, if elected, Ms. Greene would be an independent director.

     Each director is expected to attend and participate in, either in person or by means of telephonic conference, all scheduled Board meetings and meetings of Committees on which such director is a member. All members of the Board attended last year's Annual Meeting, and members of the Board of Directors are encouraged to attend the Annual Meeting each year.

Stockholder Communications

     West Marine stockholders may communicate directly with members of the Board of Directors or members of the Board's standing Committees by writing to the following address:

         c/o Secretary
         West Marine, Inc.
         500 Westridge Drive
         Watsonville, CA 95076

Stockholders also may email members of the Board of Directors at bod@westmarine.com.

        The Secretary of West Marine will summarize all correspondence received and periodically forward summaries to the Board. Members of the Board may at any time request copies of any such correspondence. Communications may be addressed to the attention of the Board, a standing Committee of the Board, or any individual member of the Board or a Committee. Communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requires investigation to verify its content may not be forwarded.

     West Marine associates, stockholders and other interested parties may anonymously report any concerns about company activities, including concerns regarding accounting, internal controls over financial reporting or auditing matters, through the "Network Hotline" by calling 1-800-241-5689.
Transcriptions of communications relative to such accounting matters will be delivered to West Marine's internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Code of Ethics

     Since April 2001, West Marine has had a code of business conduct and ethics, referred to as the Code of Ethics for West Marine, Inc. and Subsidiaries, which covers all associates and officers and which was most recently revised in February 2004 to cover directors as well. A copy of this code of ethics is available on West Marine's website, at http://www.westmarine.com/ under "Investor Relations", or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

     West Marine also has adopted a code of ethics for its senior financial officers (including our principal executive officer, principal financial officer and controller). A copy of this code of ethics is available on West Marine's website at http://www.westmarine.com/ under "Investor Relations", or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Governance Principles

     The Board of Directors has adopted Governance Principles that cover areas such as director responsibilities and qualifications, management succession and Board access to management. A copy of these Governance Principles is available on West Marine's website, at http://www.westmarine.com/ under "Investor Relations", or a printed copy can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Audit Committee

     The members of the Audit Committee are William U. Westerfield, David McComas and Daniel J. Sweeney, each of whom is independent, as defined under the new NASDAQ listing requirements and Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board of Directors has determined that Mr. Westerfield, Chairman of the Audit Committee, qualifies as an audit committee financial expert, as defined by Securities and Exchange Commission rules. The Audit Committee held eight meetings during fiscal year 2003. Among the functions performed by the Audit Committee are:

     o   to engage or discharge independent auditors;

     o to review with the independent auditors the plan for and results of the auditing engagement;

     o to review West Marine's internal auditing procedures and the system of internal accounting controls; and

     o to make inquiries into matters within the scope of the Audit Committee's functions.

     The Audit Committee operates pursuant to a written charter, a copy of which is available at http://www.westmarine.com/ under "Investor Relations", or a printed copy of which can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

     The Audit Committee pre-approves fees related to audit and permitted non-audit services, with monetary limits on each service, before the services are rendered. The Chairman of the Audit Committee, Mr. Westerfield, has been delegated the authority, as necessary and appropriate between regularly scheduled Audit Committee meetings, to pre-approve additional services or increases in previously approved monetary limits for such services, provided that such services are of a routine and recurring nature, that such services would not impair the independence of the auditor, that fees relative to such services do not exceed $50,000 per project and that Mr. Westerfield reports any such interim approvals to the Audit Committee at the next regularly scheduled meeting.

Principal Accounting Firm Fees

     Aggregate fees billed to West Marine for the fiscal years ended December 28, 2002 and January 3, 2004, by West Marine's independent auditor and principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are as follows:


                                             Fiscal Year         Fiscal Year
                                                2003                2002
                                                ----                ----

                                                     (in thousands)
Audit Fees.................................    $ 313              $ 282
Audit-Related Fees (1).....................    $ 210              $  79
Tax Fees (2)...............................    $ 344              $ 228
All Other Fees.............................    $ -0-              $ -0-


-----------------
(1) Includes fees for audit of West Marine's employee benefit plans, due diligence assistance and consultations related to West Marine's acquisition of the retail store, catalog sales and wholesale operations of Boat America Corporation for fiscal years 2002 and 2003, and for fiscal year 2003 only, fees related to West Marine's compliance with [Section] 404 of the Sarbanes-Oxley Act of 2002.
(2) Includes fees for tax advice and tax return assistance in fiscal years 2002 and 2003.

     The Audit Committee considered whether the provision of the services covered under the captions "Audit Related Fees" and "Tax Fees" above is compatible with maintaining Deloitte & Touche LLP's independence, and none of such services were pre-approved pursuant to the de minimis exception provided in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended.


AUDIT COMMITTEE REPORT

     The Audit Committee is responsible for selecting independent auditors for West Marine and for the review of auditing, accounting, financial reporting and internal control functions at West Marine. In addition, the Audit Committee is responsible for monitoring the quality of West Marine's accounting principles and financial reporting, the independence of the independent auditors and the non-audit services provided to West Marine by its independent auditors. In discharging its duties, the Audit Committee is expected to:

     o Review and approve the scope of the annual audit and the independent auditors' fees;

     o Meet independently with West Marine's internal auditing staff, independent auditors and senior management;

     o Review the general scope of West Marine's accounting, financial reporting, annual audit and internal audit programs, matters relating to internal control systems and results of the annual audit; and

     o Review disclosures from West Marine's independent auditors regarding Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

     Pursuant to the Auditor Independence Policy adopted by the Audit Committee, West Marine may engage its independent auditors to provide audit and permissible non-audit services that have been approved by the Audit Committee. West Marine shall not engage the independent auditors to perform any services for West Marine or any of its subsidiaries without the prior approval of the Audit Committee. In addition, the independent auditors shall not be engaged to provide any service if the provision of such service to West Marine or any of its subsidiaries would cause the Securities and Exchange Commission or the NASDAQ National Market System to no longer consider the independent auditors to be "independent" or if such engagement would otherwise cause West Marine or any of its subsidiaries to violate any other applicable laws, regulations or policies.

     The Board of Directors adopted a written charter for the Audit Committee, which was filed as an appendix to West Marine's definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2003. This charter reflected the spirit and substance of the National Association of Securities Dealers, Inc. and Securities and Exchange Commission then-existing corporate reform initiatives, which were influenced by the Sarbanes-Oxley Act of 2002. The Audit Committee recently has reviewed and reassessed the adequacy of its charter, particularly in light of final rules adopted by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. pursuant to the Sarbanes-Oxley Act, and determined that no changes to its charter were necessary at this time.

     In connection with the financial statements for the year ended January 3, 2004, the Audit Committee: (i) reviewed and discussed with management the audited consolidated financial statements; (ii) discussed with Deloitte & Touche LLP, independent auditors during fiscal year 2003, the matters required by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees; and (iii) received from the independent auditors the matters required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed such matters with the independent auditors, as well as the independent auditor's independence, including a consideration of the compatibility of non-audit services with such independence. Based on these reviews and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in West Marine's Annual Report on Form 10-K for the year ended January 3, 2004 to be filed with the Securities and Exchange Commission.

     The Audit Committee has selected and approved the engagement of Deloitte & Touche LLP as West Marine's independent auditors for fiscal year 2004.

March 15, 2004

                              2003 Audit Committee


                              William U. Westerfield, Chairman
                              David McComas
                              Daniel J. Sweeney



The Audit Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that West Marine specifically incorporates such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

Governance and Compensation Committee

     The members of the Governance and Compensation Committee are Peter Roy and Daniel J. Sweeney, each of whom is independent, as defined under the new NASDAQ listing requirements. Mr. Roy serves as its chairman. The Governance and Compensation Committee held four meetings during fiscal year 2003. Among the functions performed by the Governance and Compensation Committee are (i) reviewing the reasonableness of, and making recommendations to, the Board regarding the compensation of executive officers and senior management of West Marine, (ii) administering our Equity Incentive Plan, (iii) identifying and recommending to the Board director nominees, and (iv) advising the Board of Directors on governance issues. The Governance and Compensation Committee operates pursuant to a written charter, a copy of which is available at http://www.westmarine.com/ under "Investor Relations", or a printed copy of which can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

     The Governance and Compensation Committee reviews and evaluates all stockholder proposals, including those relating to the nomination of directors, and recommends to the full Board appropriate action on each such proposal. To date, no stockholder or group of stockholders owning more than 5% of West Marine's common stock for at least one year have put forth any director nominees. All potential nominees, regardless of source, are reviewed under the same process.

     West Marine's directors are elected each year by the company's stockholders at the Annual Meeting. The Governance and Compensation Committee is responsible for the nomination of director candidates. The Committee will identify individuals qualified to become Board members and recommend candidates to fill new or vacant positions. In recommending such candidates, the Committee has developed certain guidelines to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These guidelines include, but are not limited to, judgment, skill, diversity, integrity and experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

     The Governance and Compensation Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are anticipated. Various potential candidates for director are then identified. Candidates may come to the attention of the Committee through current Board members, professional search firms, stockholders or other industry sources. In evaluating the candidate, the Committee will consider factors other than the candidate's qualifications, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Candidates are evaluated at regular or special meetings of the Committee, and may be considered at any time during the year. In evaluating such candidates, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

     Under West Marine's Governance Principles, a majority of the directors on the Board are required to meet the applicable criteria for director independence, and all members of the Audit Committee and Governance and Compensation Committee must meet the applicable independence criteria for membership on an audit committee, compensation committee or nominations committee (as appropriate), as established by the National Association of Securities Dealers, Inc. and the NASDAQ National Market, as well as all other independence criteria required under applicable law.

     There is one nominee for election to the Board this year who has not previously served as a West Marine director, Diane Greene. West Marine conducted a broad search for suitable Board candidates, including, among others, soliciting members of the Board and advertising in industry publications. Ms. Greene came to the Committee's attention as the result of a posting on an electronic newsletter and was evaluated, together with other candidates, through the process described above.

Compensation of Directors

     Non-employee directors and Mr. Eisenberg are paid director fees of:

     o   $1,000 for each Board meeting attended, payable on the meeting date;

     o   $16,000 as an annual retainer, payable quarterly; and

     o   $8,000 in the form of West Marine stock, payable as of each Annual
         Meeting.

In addition, during fiscal year 2003, each member of the Governance and Compensation Committee received an annual fee of $6,000 and the chairman of the Governance and Compensation Committee received an additional annual fee of $3,500. Each member of the Audit Committee received an annual fee of $12,000 and the chairman of the Audit Committee received an additional annual fee of $5,000. All of these committee fees are paid in quarterly installments. Non-employee directors also are reimbursed for expenses incurred to attend meetings of the Board of Directors or committees on which they serve.

     Under the Equity Incentive Plan, each non-employee director is eligible to receive annually an option exercisable for up to 2,000 shares of West Marine common stock. In 2003, each of Messrs. Westerfield, Sweeney, Roy and McComas was granted a nonqualified stock option to purchase 2,000 shares of common stock at the fair market value of the shares on the date of grant. The option was awarded on May 7, 2003, became exercisable on November 7, 2003, and will remain exercisable until 2013. Mr. Eisenberg received a non-qualified stock option for the same number of shares with the same terms.

     Directors who are employees of West Marine do not receive any compensation for serving on the Board of Directors. However, Mr. Eisenberg received the director compensation and reimbursements described above, but he did not receive any additional compensation or benefits (other than a de minimis 401(k) matching contribution) in his role as a part-time, on call employee of West Marine.


Executive Compensation

     The following table sets forth certain information for fiscal years 2003, 2002 and 2001, concerning the cash and non-cash compensation for services in all capacities to West Marine and its subsidiaries earned by, awarded to or paid to, the Chief Executive Officer, as well as the other two most highly compensated executive officers and one former executive officer whose combined salary and bonus exceeded $100,000 in the fiscal year ended January 3, 2004.

                                      SUMMARY COMPENSATION TABLE


                                                      Long Term
                                                    Compensation
                          Annual Compensation          Awards
                       ----------------------------- -------------------------

                                                     Securities    All Other
Name and Principal                                   Underlying  Compensation
Position               Year   Salary ($)   Bonus ($)  Options(#)    ($)(1)
--------------------   -------------------------------------------------------
John Edmondson
Chief Executive        2003   $506,336     $183,060    50,000       $4,377
Officer                2002    483,120      450,184    75,000        5,842
                       2001    464,540      537,030    50,000          516
Richard E Everett
President and          2003   $319,213     $ 76,932    35,000       $4,275
Chief Operating        2002    304,547      189,193    40,000        4,882
Officer                2001    291,152      225,675    50,000        4,049

Eric S. Nelson(2)
Senior Vice President, 2003   $209,431     $ 42,984    27,000       $3,002
Secretary and Chief    2002    170,577       81,854    20,000        2,821
Financial Officer      2001    157,269       70,397    10,000        2,653

Russell Solt(3)
Director of            2003   $162,568     $      0         0       $   20
Investor Relations     2002    302,170      189,180    40,000        1,264
                       2001    290,387      225,675    40,000          676


(1)  Reflects (i) matching contributions to the West Marine, Inc. 401(k)
     Plan made on behalf of the named executive officer and (ii) insurance premiums paid by West Marine for term life insurance secured for the benefit of West Marine's executive officers in fiscal year 2003 as follows: Mr. Edmondson $4,040 and $337, respectively; Mr. Everett $4,094 and $181, respectively; Mr. Nelson $2,884 and $118, respectively; and Mr. Solt $0 and $20, respectively.

(2) Mr. Nelson assumed the role of Chief Financial Officer, Senior Vice President and Secretary effective May 7, 2003. He was formerly the Chief Accounting Officer and Vice President-Finance.

3) Mr. Solt was Chief Financial Officer until May 7, 2003, at which time he assumed the position of Director of Investor Relations.

Long-Term Incentives

     In general, West Marine provides long-term incentives to the named executive officers through awards under its Equity Incentive Plan. The Equity Incentive Plan provides for various forms of equity-based incentive compensation with respect to our common stock, including stock options, stock appreciation rights, stock bonuses, restricted stock awards and performance units and awards consisting of combinations of such incentives.

     The following table sets forth for the named executive officers information regarding stock options granted under the West Marine Equity Incentive Plan during the fiscal year ended January 3, 2004:

                       OPTION GRANTS IN FISCAL YEAR 2003

                                   Individual Grants
                  ------------------------------------------------------

                                                                                Potential Realizable
                                                                              Value at Assumed Annual
                  Number of       Percent of                                    Rates of Stock Price
                  Securities     Total Options                                     Appreciation for
                  Underlying      Granted to    Exercise or                        Option Term (3)
                    Options      Employees in   Base Price    Expiration     -------------------------
                 Granted(#)(1)    Fiscal Year     ($/Sh)       Date (2)          5%           10%
                --------------  -------------   -----------   ----------     ---------     -----------
Name
-------
John Edmondson.....50,000           7.7%         $16.11       03/28/2013    $ 506,575      $ 1,283,760

Richard E Everett..35,000           5.4%         $16.11       03/28/2013    $ 354,602      $   898,632

Eric S. Nelson......8,000           1.2%         $16.11       03/28/2013    $  81,052      $   205,402

Eric S. Nelson.....19,000           2.9%         $15.54       04/22/2013    $ 185,687      $   470,568
(additional)(4)

Russell Solt(5)........0


---------------------------
(1) These options are exercisable in annual increments of 20% commencing one year from the date of grant. Under the terms of the Equity Incentive Plan, the Governance and Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2) All options granted in fiscal 2003 were granted for a term of ten years, conditioned on continued employment.
(3) Potential realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the current market value, of our common stock) set by the Securities and Exchange Commission, and therefore, are not intended to forecast possible future appreciation, if any, of West Marine's common stock price.
     Actual gains, if any, on stock option exercises are dependent on the future performance of our common stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.
(4) Mr. Nelson received these additional options as a result of his promotion to Chief Financial Officer, Senior Vice President and Secretary.
(5) Mr. Solt received no options as a result of his change in position from Chief Financial Officer to Director of Investor Relations effective May 7, 2003.


     The following table sets forth information related to the exercise of stock options during fiscal 2003 and the number and value of stock options held by the named executive officers as of January 3, 2004.


                      OPTION EXERCISES IN FISCAL YEAR 2003
                      AND OPTION VALUES AT FISCAL YEAR END

                                                             Number of Unexercised          Value of Unexercised
                                                                  Options at               In-the-Money Options at
                        Shares                                January 3, 2004 (#)           January 3, 2004 ($)(1)
                       Acquired             Value          --------------------------     ---------------------------
                     on Exercise (#)      Realized ($)     Exercisable  Unexercisable     Exercisable   Unexercisable
                    ----------------      ------------     -----------  -------------     ------------  -------------

John Edmondson.....    108,500           $ 1,123,239        50,500        172,000          $  811,966    $2,330,564

Richard E Everett..    149,112           $ 1,694,382       124,537         84,360          $1,465,146    $  995,644

Eric S. Nelson.....     12,000           $   120,825             0         61,000          $        0    $  800,446

Russell Solt.......     36,000           $   305,907             0         96,000          $        0    $1,547,964


-----------------------------------------

(1) Based on a price per share of $26.71 which was the price of a share of West Marine common stock on the Nasdaq National Market at the close of business on January 2, 2004.




                      EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information about West Marine's equity compensation plans as of January 3, 2004. All outstanding awards relate to West Marine's common stock.


                                      (a)                             (b)                           (c)

Plan category                Number of securities to be        Weighted-average             Number of securities
                             issued upon exercise of           exercise price of            remaining available for
                             outstanding options, warrants     outstanding options,         future issuance under
                             and rights (#)                    warrants and rights ($)      equity compensation plans
                                                                                            (excluding securities
                                                                                            reflected in column (a))(#)

Equity compensation
plans/arrangements
approved
by securityholders.......          2,950,855 (1)                  $14.13 (1)                    1,277,168 (2)

Equity compensation
plans/arrangements
not approved
by securityholders.......             - 0 -                         - 0 -                          - 0 -



-----------------------------------------
(1) Pertains to stock options outstanding under the Equity Incentive Plan. Does not include purchase rights accruing under the Associate Stock Buying Plan as the number of shares issuable and the exercise price under that plan will not be determinable until the end of the current offering period, April 30, 2004.

(2) Includes 943,948 shares of common stock reserved for future issuance under the Equity Incentive Plan and 333,187 shares of common stock reserved for issuance under the Associates Stock Buying Plan.

Employment Arrangements

     In March 2002, West Marine entered into an employment agreement with Mr. Edmondson to serve as President and Chief Executive Officer, and this agreement was amended in February 2004 to extend his term as Chief Executive Officer through February 28, 2005. Under the agreement, Mr. Edmondson is entitled to receive his current annual base salary, subject to merit increases, and a target annual bonus of 75% of salary, subject to adjustment up or down based on West Marine's financial results. If the annual bonus exceeds 50% of his salary, Mr. Edmondson will use such excess to purchase West Marine common stock on the open market. Mr. Edmondson may receive, as recommended by the Governance and Compensation Committee, an annual stock option grant with a minimum market value of $1 million, provided that in the event West Marine common stock is selling for less than $20.00 per share, the option grant will be 50,000 shares. The options become exercisable in installments of 20% per year and have a life of 10 years. Mr. Edmondson is required to attain certain minimum ownership levels of West Marine common stock over a two-year period.
If Mr. Edmondson's employment is terminated in connection with the recruitment of a replacement CEO prior to February 28, 2005, then he will be entitled to severance pay in an amount equal to his regular bonus for 2004. If Mr. Edmondson's employment is terminated on February 28, 2005, or earlier in connection with the recruitment of a replacement CEO, then the Company has agreed to continue to employ Mr. Edmondson on a part-time basis for a 5 year period for a number of hours and types of services mutually agreed upon, and during such period Mr. Edmondson will continue to vest in any stock options he received prior to his termination as Chief Executive Officer and will be entitled to continue to participate in West Marine's group health plan on terms equivalent to those he received immediately prior to termination as Chief Executive Officer. As part of the employment agreement, Mr. Edmondson also entered into West Marine's employee confidentiality and two-year non-compete agreement.

     In August 1999, West Marine entered into an executive termination and compensation agreement with Mr. Everett, and this agreement was amended in August 2003. The agreement provides that, if Mr. Everett is terminated without cause or is constructively terminated, he will receive for a period of 18 months after the date of termination (i) severance pay equal to his base salary, offset by the amount of any compensation he receives from new employment, and (ii) continued health and life insurance benefits. Upon termination of his employment, Mr. Everett will cease to vest in any outstanding stock options but will have a period of up to five years to exercise any vested options. In addition, West Marine has agreed to retain
Mr. Everett as a consultant for a period of five years after his termination of employment, during which time he would be entitled to fees at an hourly rate based upon his final salary, as well as continued health and life insurance benefits. The agreement also includes a one-year non-compete agreement.

     In February 2000, West Marine entered into an employment agreement with Mr. Eric Nelson to serve as Vice President and Controller. Under the agreement, Mr. Nelson is entitled to receive an annual salary of $150,000 and a bonus of 30% of salary, subject to adjustment up or down based on West Marine's financial results. If Mr. Nelson's employment is terminated other than for cause, then he will be entitled to severance pay in an amount equal to his base salary for a period of six months.

     In May 2002, West Marine entered into an employment agreement with Mr. Solt to serve as Chief Financial Officer, Executive Vice President and Secretary through April 30, 2003, and pursuant to an amendment to the agreement, for successive one-year periods thereafter unless and until either party gives notice of termination. In accordance with his agreement, Mr. Solt assumed the role of Director of Investor Relations effective May 7, 2003 for a one-year period, and will continue to serve for successive one-year periods unless and until either party gives notice of termination. As Director of Investor Relations, Mr. Solt is entitled to receive an annual salary of $50,000, subject to increases based on quarterly reviews, and group health plan benefits. If Mr. Solt's employment is terminated other than for cause prior to expiration of the agreement, then he will be entitled to severance pay in an amount equal to the balance of his unpaid annual salary for the remaining term of employment in that position or for six months, whichever is greater. In addition, all outstanding stock options will continue to vest during the remainder of his one-year term of employment. Mr. Solt also entered into West Marine's employee confidentiality and non-compete agreement.


Performance Graph

     The following graph compares the five-year cumulative total stockholder return on West Marine common stock with the five-year cumulative total return of
(i) the Nasdaq Market Index and (ii) peer companies in the Media General Specialty Retail - Other (formerly, the MG Industry Group 745) index. The graph showing the Media General Specialty Retail - Other was compiled and prepared for West Marine by Zacks Investment Research. Zacks has advised West Marine that of the 122 companies comprising the Media General Specialty Retail - Other index, 93 are foreign companies whose equity securities are not listed on a securities exchange or quoted in an automated dealer quotation system in the United States and, therefore, the index presented below consists of 29+ specialty retailers.


  [The printed proxy statement includes a chart with dollar amounts (starting with zero and increasing in $50 increments to $300) along the left axis and the dates shown in the table below along the bottom axis. The dollar amounts shown in the table below appear as data points in the chart for each date and are connected by lines.]


-------------------------------------------------------------------------------------------------------------
                     01/03/1999     01/01/2000     12/30/2000    12/29/2001     12/28/2002     01/03/2004
-------------------------------------------------------------------------------------------------------------
West Marine, Inc.      $100.00        $ 83.54        $ 41.77        $141.77        $139.44       $270.48
-------------------------------------------------------------------------------------------------------------
  Nasdaq
Market Index           $100.00        $185.46        $111.65        $ 88.58        $ 61.09       $ 92.16
-------------------------------------------------------------------------------------------------------------
 Media General         $100.00        $ 60.17         $40.80        $ 72.29         $68.42       $ 98.05
  Specialty
Retail - Other
   Index
-------------------------------------------------------------------------------------------------------------


                    Assumes $100 invested on January 3, 1999
                           Assumes dividend reinvested
                       Fiscal year ending January 3, 2004

The performance graph set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference, and will not otherwise be deemed to be soliciting material or to be filed under such Acts.













----------------------------------
+ The specialty retailers in the Media General Specialty Retail - Other index that are included in West Marine's performance graph are as follows:
A.C. Moore Arts & Crafts, Able energy Inc., Barnes & Noble Inc., Blue Rhino Corp., Books-a-Million Inc., Borders Group Inc., Cash America International Inc., Cole National Corp., Emerging Vision Inc., EZCORP Inc. C1 A, Ferrellgas Partners L.P., First Cash Financial Svc, Gallery of History Inc., Global Imaging Systems, Hancock Fabrics Inc., Hastings Entertainment, Heritage Propane Patner, Inergy L.P., MarineMax Inc., Odd Jobs Stores Inc., Office Depot Inc., PETsMART Inc., Sharper Image Corp., Staples Inc., Suburban Propane Partnr, Tractor Supply Co., Travis Boats & Motors Inc., Ultrapar Participacoes SA and West Marine, Inc.






Governance and Compensation Committee Interlocks and Insider Participation

     The Governance and Compensation Committee consists of Messrs. Roy and Sweeney, each of whom are independent as defined by the new NASDAQ listing requirements. No director, executive officer or member of the Governance and Compensation Committee had any interlocking relationship with any other company that would require disclosure in this Proxy Statement.


     GOVERNANCE AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Governance and Compensation Committee is responsible for developing compensation plans, reviewing compensation levels and approving compensation policies.

Compensation Policy

     West Marine's compensation policies are intended to attract, motivate and reward highly qualified executives for the execution of long-term strategic management and the enhancement of stockholder value. Additionally, the policies support a performance-oriented environment directed towards specific company goals and serve to retain executives whose abilities are critical to West Marine's long-term success and competitiveness.

     In developing compensation plans and reviewing compensation levels, the Governance and Compensation Committee reviewed last year's compensation report and a peer group study on salary and bonus levels as reported in proxy statements, which allows West Marine to examine compensation levels at companies with which it competes for talent in the marketplace. The peer group study included a comparison of the base salary and annual incentives programs of the peer group with that of West Marine. West Marine was compared to the National Retail Federation Foundation's Annual Specialty Store Compensation and Benefit Survey and the Hewitt Total Compensation Measurement, Retail Cash Compensation by Industry: Executive. West Marine's compensation practices compare favorably with those in these peer group studies. The Governance and Compensation Committee was then presented with the Chief Executive Officer's statement of proposed executive pay ranges, which included base salary and incentive compensation levels for executive officers. The Governance and Compensation Committee reviewed and approved the proposed ranges.

Executive Officers' Compensation

     The compensation of executive officers consists of three components:

     o   base salary;

     o   annual incentive compensation; and

     o   long-term (equity) incentive awards.

     Base Salary. Base salary is designed to provide meaningful levels of compensation to executives, while helping to manage fixed costs. Salaries for top executives are determined annually, and are based on:

     o   job scope and responsibilities;

     o   company, business unit and individual performance; and

     o competitive rates for similar positions as indicated by the peer group study.

     We have targeted executive officers' salaries at a competitive level for comparable companies. When considered together with annual and long-term compensation, we believe these levels are adequate to attract and retain key executives.

     Annual Incentive Compensation. Short-term incentives for executive officers are intended to reflect our policy that a significant portion of the annual compensation of executive officers who have a material impact on West Marine's performance should be contingent upon a comparison of an individual executive's performance against pre-established objectives for West Marine and the individual officer. The bonus program closely ties the executive officer awards to the overall growth of West Marine's net income and comparable store sales. The short-term incentives received by executive officers were determined by a formula based on:

     o   annual base salary;

     o   net income performance; and

     o   comparable store sales.

     Short-term incentives are based on the achievement of goals relating to performance in the fiscal year. Objective performance goals are set to represent a range of performance, with the level of the associated incentive award varying with different levels of performance achievement. The "minimum" goal is set to reflect the minimum acceptable levels of performance which will warrant payment of incentive awards. The "maximum" goal reflects an ambitious level of performance which would be attainable only in an outstanding year.

     For fiscal year 2003, net income rose to $20.1 million which reflects a 6.3% increase over net income of $18.9 million for fiscal year 2002. Comparable store sales for fiscal year 2003 decreased 2.5% compared to the same period a year ago. Bonuses were paid for 2003 to the executive officers based on a sliding scale for net income and comparable store sales. The bonuses were paid at 48% of eligibility using this sliding scale.

     Long-Term (Equity) Incentive Compensation. Long-term incentives generally are provided through the issuance of stock options for common stock under the Equity Incentive Plan. A stock option permits the holder to buy West Marine common stock at a specific price during a specific period of time. If the price of our common stock rises, the option increases in value. The intent of such stock option awards is to motivate executive officers to perform at levels that will result in better company performance and enhanced stock value, thereby linking the interests of management and stockholders. In general, stock option awards are issued annually with an exercise price equal to the market price of our common stock.

     All options issued in fiscal years 2003, 2002 and 2001 have a ten-year term. To encourage continued employment with West Marine, these options, with the exception of a one-time grant to Mr. Everett in 2001 of 50,000 options which became fully vested at six months, vest over a five-year period, with 20% becoming exercisable one year after the date of grant and an additional 20% becoming exercisable each year thereafter.

Chief Executive Officer Compensation

     The executive compensation policy previously described is applied in establishing Mr. Edmondson's compensation each year. Mr. Edmondson's compensation package includes a salary with a target annual bonus of 75% of salary. The maximum bonus payable is three times that amount. Mr. Edmondson's bonus for 2003 primarily was based on net income and comparable store sales results. In addition, Mr. Edmondson is granted stock options to purchase shares of common stock annually as recommended by the Governance and Compensation Committee, subject to a minimum grant equal to the greater of 50,000 shares or the number of shares which have a market value as of the date of grant of $1 million.

     In fiscal year 2003, Mr. Edmondson had a base salary of $506,336. On the basis of West Marine's performance versus established goals, as described above, the Governance and Compensation Committee determined that Mr. Edmondson had earned a bonus for fiscal year 2003 of $183,060.

Compensation for the Chairman of the Board

     The Chairman of the Board of Directors of West Marine, Randolph K. Repass, had a base salary in fiscal year 2003 of $100,000. Mr. Repass currently holds 6,464,758 shares or 31.6% of the outstanding common stock. Mr. Repass has not been granted any stock options since the initial public offering in 1993 and receives no bonus.

Tax Deductibility Considerations

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the executive officers named in this proxy statement unless certain requirements are met. It is the present intention of the Governance and Compensation Committee to preserve the deductibility of compensation under Section 162(m) to the extent it believes that doing so would be consistent with the best interests of stockholders.

Accordingly, it will be the policy of the Governance and Compensation Committee to consider the impact, if any, of Section 162(m) on West Marine and to document as necessary specific performance goals and take all other reasonable steps in order to preserve West Marine's tax deductions. Consistent with such policy, long-term incentive compensation awards, particularly stock option awards, generally are designed to meet the requirements for deductibility under Section 162(m) as bonus awards.

February 26, 2004

                                  2003 Governance and Compensation Committee


                                  Peter Roy, Chairman
                                  Daniel J. Sweeney

The Governance and Compensation Committee Report set forth above will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such reports by reference, and such report will not otherwise be deemed to be soliciting materials or to be filed under such Acts.

Security Ownership of Management and Certain Beneficial Owners

     The following table indicates, as to (i) each person who is known to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and director nominee, (iii) each named executive officer and (iv) all directors and executive officers as a group, the number of shares and percentage of common stock beneficially owned as of February 27, 2004.



                                                                                       Amount and Nature
                                                                                        of common stock
                                                                                       Beneficially Owned
                                                                                   as of February 27, 2004(1)
                                                                                   ---------------------------
Beneficial Owner                                                                   Number of Shares  Percent
----------------------                                                             ---------------- ----------
Randolph K. Repass (2).......................................................      6,439,058 (3)      31.6%
John Edmondson...............................................................         96,634 (4)         *
Richard E Everett............................................................        178,767 (4)         *
Eric Nelson..................................................................         18,095 (4)         *
Russell Solt.................................................................         36,000 (4)         *
Geoffrey A. Eisenberg........................................................        468,842 (5)       2.3%
David McComas................................................................         38,034 (6)         *
Peter Roy....................................................................         13,842 (6)         *
Daniel J. Sweeney............................................................          7,842 (6)         *
William U. Westerfield.......................................................          4,842 (6)         *
All directors and executive officers
   as a group (9 persons)....................................................      7,299,956 (7)      35.3%
FMR Corp.....................................................................      2,483,212 (8)      12.2%


-----------------------------------
* Less than one percent.

(1) Except as otherwise noted, each person has sole voting and investment power over the common stock shown as beneficially owned, subject to community property laws where applicable.
(2)  The address of Mr. Repass is 500 Westridge Drive, Watsonville,
     California 95076-4100.
(3) Includes 248,600 shares held by Mr. Repass' wife. Also includes stock options, held by Mr. Repass' wife, exercisable within 60 days to purchase 6,000 shares. Also includes 20,100 shares held by Mr. Repass' minor son and 160,900 shares held by the Repass-Rodgers Family Foundation Inc. Mr. Repass has sole voting and dispositive power with respect to 6,210,158 shares and is deemed to have shared voting and dispositive power with respect to 278,600 shares. Mr. Repass disclaims beneficial ownership of all shares attributed to his spouse and all shares held by the Repass-Rodgers Family Foundation.
(4) Includes stock options exercisable within 60 days to purchase shares as follows: John Edmondson, 55,000 shares; Richard E Everett, 144,177 shares; Eric Nelson, 15,400 shares; and Russell Solt, 36,000 shares.
(5) Includes stock options exercisable within 60 days to purchase 10,500 shares. Also includes 10,640 shares held by Mr. Eisenberg's minor children.
(6) Includes stock options exercisable within 60 days as follows: David McComas, 27,812 shares; Peter Roy, 6,000 shares; Daniel J. Sweeney, 6,000 shares; and William U. Westerfield, 4,000 shares.
(7) Includes stock options exercisable within 60 days to purchase 311,329 shares and excludes Mr. Solt, as Director of Investor Relations, which is not an executive officer position.
(8) The information contained in the table and these footnotes with respect to FMR Corp., a holding company, is based solely on a statement on Schedule 13G, reporting beneficial ownership as of December 31, 2003, to the effect that (a) it (directly or indirectly) has sole dispositive power over all these shares, (b) it has sole voting power over 879,112 of these shares and no shared voting power, (c) these shares are held principally by Fidelity Management & Research Company, a wholly-owned investment adviser, (d) these shares are held by investment companies and institutional accounts managed by subsidiaries of FMR Corp. and (e) members of the family of Edward C. Johnson 3d, including Mr. Johnson, the Chairman of FMR Corp., and his daughter Abigail Johnson, a director, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of West Marine common stock with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish West Marine with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports received by West Marine, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the period from December 29, 2002 to January 3, 2004, our executive officers, directors and greater than 10% stockholders filed on a timely basis all reports due under Section 16(a).

Certain Transactions

     Since February 2002, West Marine has leased its store in Palo Alto, California from the FBO Trust, for which Randolph K. Repass is the trustee. Prior to that, West Marine leased its Palo Alto store directly from Randolph K. Repass. West Marine also leases its store in New Bedford, Massachusetts from a corporation of which Mr. Repass' brother is the President and his father is a member of the board of directors and a major stockholder. In addition, West Marine leases its corporate headquarters and its stores in Santa Cruz, California and Braintree, Massachusetts from three partnerships. Mr. Repass is a general partner of each such partnership and, together with certain members of his family, owns substantially all of the partnership interests in such partnerships. Richard E Everett is a 2.5% limited partner in one of the partnerships, and Geoffrey A. Eisenberg is a 7.5% limited partner in two of the partnerships. Pursuant to these leases, West Marine paid rent to Mr. Repass and such corporation and partnerships, as appropriate, during fiscal years 2003, 2002 and 2001 in the aggregate amount of approximately $1.6 million, $1.4 million and $1.4 million, respectively. Using comparative information, management has determined that these transactions are at terms that are favorable to West Marine.

     Mr. Repass is a member of the board of directors and a stockholder of New England Ropes, Inc., a major supplier of West Marine. Mr. Repass' brother is the President and his father is a member of the board of directors and a major stockholder of New England Ropes, Inc. West Marine's cost of sales during fiscal years 2003, 2002 and 2001 included $7.9 million, $7.1 million and $6.5 million, respectively, related to purchases from New England Ropes, Inc. Accounts payable to New England Ropes, Inc. at fiscal year end 2003 and 2002 were $8,400 and $234,000, respectively. Using comparative information, management has determined that these transactions are at terms that are favorable to West Marine.

Auditors

     Deloitte & Touche LLP, independent certified public accountants, served as West Marine's independent auditors for fiscal year 2003 and has been selected by the Audit Committee as our independent auditors for fiscal year 2004. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be offered the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Other Matters

     As of the date of this Proxy Statement, management does not know of any other matters to be considered at the Annual Meeting. If any other matters do properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment, and the discretionary authority to do so is included in the proxy.

Annual Report on Form 10-K

     We will provide upon request and without charge to each stockholder receiving this Proxy Statement a copy of our Annual Report on Form 10-K for the fiscal year ended January 3, 2004, including the financial statements included therein. Copies can be obtained by writing to the Secretary, West Marine, Inc., 500 Westridge Drive, Watsonville, California 95076.

Stockholder Proposals

     We anticipate that the 2005 Annual Meeting of Stockholders will be held in May 2005. Any stockholders who intend to present proposals at the 2005 Annual Meeting, and who wish to have such proposal included in the proxy statement for the 2005 Annual Meeting, must ensure that the Secretary of West Marine receives such proposals not later than December 3, 2004. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in our 2005 proxy materials. Proposals should be addressed to West Marine at 500 Westridge Drive, Watsonville, California 95076-4100, Attention: Secretary. Any stockholder proposals that a stockholder intends to present at the 2005 Annual Meeting, other than through the inclusion in the proxy materials, should be received at least 30 (but not more than 60) days prior to the scheduled date of the 2005 Annual Meeting. Any stockholder wishing to submit a proposal at the 2005 Annual Meeting should contact the Secretary of West Marine after March 1, 2005 to obtain the actual meeting date and proposal deadlines.

Cost of Solicitation

     All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by West Marine.


                                      By Order of the Board of Directors

                                      /s/ Eric S. Nelson

                                      Eric S. Nelson
                                      Secretary and Chief Financial Officer

Watsonville, California
April 8, 2004

                                                                   Appendix A

                                 [FRONT OF CARD]



                                  DETACH HERE

                                     PROXY


                                WEST MARINE, INC.


           PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2004


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   The undersigned hereby appoints Randolph K. Repass, John Edmondson and Richard E Everett, or any of them, each with power of substitution, as proxies of the undersigned, to attend the 2004 Annual Meeting of Stockholders of WEST MARINE, INC. to be held at the office of the company at 500 Westridge Drive, Watsonville, California, on May 12, 2004, at 10:30 A.M., and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth on the reverse side, and upon such other business as may properly come before such meeting and any adjournment or postponement thereof.




---------------------------------------------------------------------------------------------------------
SEE REVERSE SIDE           CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE        SEE REVERSE SIDE
---------------------------------------------------------------------------------------------------------


                                [BACK OF CARD]



WEST MARINE, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694






                -----------------------------------------------

                -----------------------------------------------

                Your vote is important. Please vote immediately.


--------------------------------------------------------------  ----------------------------------------------------
                      Vote-by-Internet                                           Vote-by-Telephone
               Log on to the Internet and go to                                   Call toll-free
                http://www.eproxyvote.com/wmar                                   (1-877-779-8683)
--------------------------------------------------------------- ----------------------------------------------------


  If you vote over the Internet or by telephone, please do not mail your card.

SUBMIT YOUR PROXY BY TELEPHONE, OVER THE INTERNET OR BY MAIL 24 HOURS A DAY, 7 DAYS A WEEK. YOUR PROXY, IF SUBMITTED BY TELEPHONE OR OVER THE INTERNET, MUST BE RECEIVED BY 11:59 P.M. EASTERN TIME ON MAY 11, 2004 TO BE COUNTED IN THE FINAL TABULATION. YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE PROXIES NAMED ON THE BELOW PROXY CARD TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL



Please mark votes
as in this example.
             __X__

    This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of all of the director nominees listed below and in the discretion of the proxy holder(s) on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.


     1. To elect nine directors.           2. To transact such other business
        Nominees: (01) Randolph K. Repass,    as may properly come before the
        (02) John Edmondson,                  Annual Meeting.
        (03) Richard E Everett,
        (04) Geoffrey A. Eisenberg,
        (05) David McComas,
        (06) Peter Roy, (07) Daniel J. Sweeney,
        (08) William U. Westerfield and
        (09) Diane Greene.

             FOR                    WITHHELD
             ALL                    FROM ALL
             NOMINEES ________      NOMINEES _________


             __________________________________________
             For all nominee(s) except as written above


                          MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT _____



                          STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.




Signature:________________ Date:______Signature:_________________ Date:________